Licensee Details

Licensee Information

Name: The BeBop Channel Corporation **Owner:** Sue Veres Royal - CEO

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Primary Source License Information

Lic #:	SCREGA048881	**Profession:**	Securities	**Type:**	Requlation A
Secondary:	Tier 2	**Method:**	Application	**Status:**	Active
Issued:	8/26/2020	**Expires:**	8/26/2021	**Last Renewal Date:**	

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Data current as of: September 14, 2020 14:13:22